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                                                                   Exhibit 10(b)

                          SALARY CONTINUATION AGREEMENT
                          -----------------------------

                  THIS SALARY CONTINUATION AGREEMENT (the "Agreement"), made as of the 28th day of March, 1991, by and between INVETECH Company, a Michigan corporation (hereinafter called the "Company"), and J. Michael Moore (hereinafter called "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires that Employee remain in its service to receive the benefit of Employee's knowledge, experience, reputation and contacts after his retirement, and is willing to provide Employee an incentive to do so in the form of compensation upon his death, permanent disability or retirement; and

                  WHEREAS, the Company and Employee entered into a certain Salary Continuation Agreement dated as of September 9, 1981, which was superseded and replaced in its entirety by a Salary Continuation Agreement, dated as of August 27, 1987 (the "Former Agreement"); and

                  WHEREAS, the Company and Employee desire to terminate the Former Agreement and to replace it in its entirety by this Agreement; and

                  NOW, THEREFORE, in consideration of Employee's extensive past service to the Company and contributions to the Company's accomplishments to the date hereof and of the mutual promises of the parties hereto, the parties agree as follows:

                  1. TERMINATION OF SALARY CONTINUATION AGREEMENT. The Former Agreement is hereby terminated and this Agreement shall supersede and replace the Former Agreement in its entirety.

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                  2. CONTINUATION OF EMPLOYMENT. This Agreement and all rights of the Employee hereunder shall terminate on the date upon which Employee ceases to be an active employee of the Company, (except by reason of Employee's death, Retirement Date or Disability Date as hereinafter defined). In addition, Employee shall not be deemed to have ceased to be an active employee of the Company within the meaning of this paragraph and Employee shall be entitled to all benefits of this Agreement if the Employee's employment is terminated by the Employee or by the Company for any reason whatsoever at any time following any "change in control" (as hereinafter defined).

                  For purposes of this Agreement, a "change in control" shall be deemed to have occurred on:

                  (a) The date on which title or voting rights with respect to more than fifty percent (50%) of the voting securities of the Company become owned by any parties or entities other than the existing holders of record of the Company's voting common stock as of the date hereof (provided that transfer of shares to one or more members of a shareholder's immediate family by INTER VIVOS or testamentary disposition shall not be deemed a change in ownership); or

                  (b) The date on which the Company is either acquired by and/or merged with another organization or corporate entity owned or controlled by parties or entities other than the existing holders of record of the Company's voting common stock as of the date hereof, resulting in the Company's voting common stock not being the surviving voting common stock subsequent to the establishment of the merged organization; or


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                  (c) The date on which more than fifty percent (50%) in value of the assets of the Company are disposed of by the Company pursuant to a partial or complete liquidation, a sale of assets or otherwise.

                  3. PAYMENTS UPON DEATH, RETIREMENT OR DISABILITY.

                  (a) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                           (i) RETIREMENT DATE. Employee's Retirement Date
                  hereunder shall be the first day of the first month following his sixty-fifth (65th) birthday or, if he remains in the employ of the Company after such date (as may be mutually agreed upon by Employee and Company), the first day of the first month following Employee's official retirement.

                           (ii) DISABILITY DATE. Employee's Disability Date
                  hereunder shall be the first date that Employee suffers a Permanent Disability as defined in the Company's disability insurance policy then in effect. If no disability insurance policy is then in effect, Permanent Disability means the inability of Employee to perform the principal duties of his occupation. Employee's occupation means his regular occupation at the time such disability began. Employee shall not be considered totally disabled unless he establishes that he is under the care and attendance of a licensed physician during any period of claimed disability.

                  (b) BENEFITS FOLLOWING DEATH. If Employee dies prior to reaching his Retirement Date or Disability Date, the Company agrees to pay to the trustee or trustees under any revocable living trust agreement executed by Employee as grantor or any other beneficiary designated by Employee in writing and approved by the board of directors of

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         the Company the sum of Two Hundred Thousand Dollars ($200,000) per
         year, for a period of fifteen (15) years, in equal monthly installments of $16,666.67 payable upon the first business day of each calendar month commencing the first business day of the month following the month in which Employee dies and continuing until a total of one hundred eighty (180) installments have been paid.

                  (c) BENEFITS FOLLOWING RETIREMENT OR PERMANENT DISABILITY. Commencing on Employee's Retirement Date or Disability Date, the Company shall pay to Employee or to the trustee or trustees under any revocable living trust agreement executed by Employee as grantor and as to which Employee is the beneficiary during his lifetime, the sum of Two Hundred Thousand Dollars ($200,000) per year, for a period of fifteen (15) years, in equal monthly installments of $16,666.67 payable on the first business day of each calendar month following Employee's Retirement Date or Disability Date, as the case may be, and continuing until a total of one hundred eighty (180) monthly installments have been paid. If Employee shall die prior to receiving on hundred eighty
         (180) such monthly payments, the Company shall continue to make such payments to the trustee or trustees under any revocable living trust agreement executed by Employee as grantor or any other beneficiary designated by Employee in writing and approved by the board of directors of the Company until a total of one hundred eighty (180) such monthly payments have been made.

                  Notwithstanding anything contained herein to the contrary, the Company's payment obligations under this Agreement shall be reduced by the amount of any disability income insurance proceeds received or receivable by Employee, resulting from any policy or policies paid for by the Company. Furthermore, in the event that Employee

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         is no longer deemed to suffer a Permanent Disability as determined above, all further payments under this Agreement shall cease immediately; provided, however, upon Employee's subsequent death, Retirement Date or new Disability Date, no reduction against the one hundred eighty (180) maximum monthly payments shall be made to reflect those payments made during the prior period or periods of Permanent Disability.

                  4. SERVICES AFTER RETIREMENT. Following Employee's Retirement Date or Disability Date, Employee shall, to the extent his physical and mental condition reasonably permits, consult, or by available to consult, with the officers of the Company in an advisory capacity at such times and places as the parties hereto shall mutually agree.

                  5. RESTRICTIVE COVENANT. During any period in which Employee receives payments pursuant to this Agreement, Employee shall not directly compete with the Company nor shall the Employee consult with or be employed by a direct competitor of the Company which does business in any state in which the Company is qualified to do business.

                  6. FORFEITURE OF PAYMENTS. In the event that Employee violates the provision set forth in Section 4 of this Agreement, and such violation remains uncured for thirty (30) days following receipt by Employee of notice to perform by the board of directors of the Company, or in the event that Employee violates the condition set forth in Section 5 of this Agreement, and such violation remains uncured for fifteen (15) days following receipt by Employee of notice of such violation from the board of directors of the Company, then such violation shall constitute a breach of this Agreement, and no further payments shall be due or payable by the Company thereafter and the Company shall have no further liability whatsoever.

                  7. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be duly given when personally delivered to

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the principal office of the Company or to Employee, as appropriate, or when delivered by registered or certified mail, postage prepaid, to such address as the respective party may by notice direct.

                  8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other agreements, written or otherwise. This Agreement may not be changed or extended (including additions and deletions) orally or otherwise, except by an agreement or consent in writing signed by both parties hereto.

                  8. SUCCESSORS AND ASSIGNS. The duties and obligations of Employee under this Agreement are personal unto Employee and may not be assigned or otherwise transferred, but the rights of Employee under this Agreement shall inure to the benefit of Employee, his heirs, executors, administrators, personal representatives, successors and assigns. The rights and duties of the Company under this Agreement shall be binding upon and inure to the benefit of the Company's successors and assigns. The Company shall require any successor (whether direct or indirect, by operation of law or by purchase, merger, consolidation or otherwise) to all or substantially all of the business, stock and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  10. ENFORCEABILITY. If any term or provision of this Agreement, or the application thereof to any circumstances, shall, to any extent and for any reason, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby and shall be construed as if such invalid or unenforceable term or provision had

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never been contained herein, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any portion of this Agreement is held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting or reducing the provision as required so that the provision as limited or reduced is enforceable under applicable law.

                  11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with laws of the State of Michigan.

                  12. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, including, but not limited to, any claim by the Employee that a determination by the board of directors of the Company pursuant to Section 6 hereof is incorrect, shall be submitted to, and settled exclusively by, arbitration in Detroit, Michigan in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; PROVIDED, HOWEVER, that Employee shall be entitled to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

EMPLOYEE                                 INVETECH COMPANY

/s/ J. Michael Moore                     By: /s/ J. T. Moore, II
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J. Michael Moore

                                         Its: President